Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Corporación América Airports S.A., which has filed a registration statement on Form F-1, File No. 333-221916 (the “Registration Statement”), with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby severally constitute and appoint Andres Zenarruza and Raúl Guillermo Francos, and each of them acting alone, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act with the U.S. Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Valerie Pechon	Director	December 22, 2017
Valerie Pechon

/s/ Carlos Alberto Montagna	Director	December 22, 2017
Carlos Alberto Montagna

/s/ David Arendt	Director	December 22, 2017
David Arendt